FOR IMMEDIATE RELEASE

CONTACTS:

Nu Skin Enterprises

Scott Pond (investors)
(801) 345-2657, spond@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS FIRST-QUARTER 2006 RESULTS

PROVO, Utah — May 3, 2006 — Nu Skin Enterprises, Inc. (NYSE: NUS) today reported first-quarter results with revenue of $265.8 million and a loss per share of $0.18, both in line with the company’s guidance. The loss reflects non-recurring restructuring and impairment charges of $36.0 million incurred in connection with the company’s previously announced business transformation initiative. Excluding these non-recurring charges, the company’s earnings would have been $0.14 per share. (A reconciliation of reported GAAP numbers is included in the attached financial tables.) During the quarter, solid results in the United States, South Korea and Europe were offset by softness in Japan and Mainland China, as well as significant year-over-year currency fluctuations that negatively impacted reported revenue.

Financial Results

For the quarter ended March 31, 2006, Nu Skin Enterprises’ revenue was $265.8 million compared to $289.4 million in the prior-year period. Foreign currency fluctuations negatively impacted revenue by 3 percent or approximately $10 million. Net loss and loss per share were $12.8 million and $0.18, respectively, compared to net income of $17.7 million and earnings per share of $0.25 during the first quarter of 2005. Excluding non-recurring charges in the current period, earnings per share would have been $0.14. In addition to foreign currency movement, earnings were negatively impacted by a $5 million convention expense in Japan, $1.9 million of stock option expenses due to the adoption of new accounting standards, as well as revenue declines in Japan and Mainland China.

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Nu Skin Enterprises
May 3, 2006

“We continued to capitalize on our growth drivers in the United States, South Korea, Europe and Latin America, helping us report first-quarter results in line with expectations,” said Truman Hunt, president and chief executive officer. “The United States successfully launched the second-generation Pharmanex BioPhotonic Scanner (S2) and continues to perform well. South Korea posted another quarter of impressive revenue growth. In addition, Europe is generating record results with strength in Germany in particular, a top-ten global direct selling market.

“Despite our success elsewhere, we are disappointed with recent results in Japan and China. We are working aggressively to improve our performance in both of these markets. On April 1, we implemented compensation plan modifications in Japan designed to offset the impact of changes made last year that negatively affected revenue. We are also moving forward in Japan with the launch of the S2 Scanner and plan to launch our successful g3 nutrition drink in June.

“In Mainland China, the ongoing licensing process has contributed to continued uncertainty among our sales force and customers. We have limited visibility on the timing of the licensing process, but we continue to ready our business for the addition of direct selling.

Business Transformation

“During the quarter we made great progress in the development and implementation of our business transformation initiative, which is designed to achieve three objectives: first, aligning our efforts and resources to better support our sales leaders; second, simplifying and clarifying our growth drivers in each geographic market; and third, streamlining our organization to invest in growth initiatives,” continued Hunt.

“This effort is designed first and foremost to drive top-line growth and secondly, to improve efficiencies. In 2006, we expect annual general and administrative savings of approximately $11 million and supply chain efficiencies of approximately $3 million. Next year, we estimate a $20 million annual general and administrative savings and the supply chain efficiencies to be about $10

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Nu Skin Enterprises
May 3, 2006

million.     A portion of the savings will be invested back into the business to aggressively promote our growth initiatives, with a focus on Japan. In particular, this plan will allow for broader, more rapid distributor access to the S2 Scanner.

“The business transformation efforts resulted in a first-quarter non-recurring charge of $36.0 million, $23.0 million of which is related to a non-cash write-down on the S1 Scanners. The balance of the charges is primarily related to severance payments connected to work force reductions. While this initiative continues to move forward, the company does not anticipate significant transformation charges going forward.

“As we announced earlier today, we have also enhanced our management structure as part of our business transformation initiative. Our regions now report to one global head that is focused on— and is entirely accountable for—global revenue. We have also consolidated our product development and supply chain teams into one streamlined organization to better capitalize on operational efficiencies and foster a more collaborative innovation culture.”

Regional Results

North Asia. First-quarter revenue in North Asia was $140.6 million, a year-over-year decline of 13 percent, approximately half of which was related to foreign currency fluctuations. A Japan local currency revenue decline of 11 percent was tempered by a 24 percent improvement in South Korea. The executive distributor count decreased 4 percent, while the active distributor count in the region declined 5 percent compared to prior-year results.

Greater China. Revenue in Greater China was $52.0 million during the quarter, a 12 percent decrease compared to prior-year results. Mainland China posted a 28 percent local currency revenue decline for the quarter. Taiwan reported modest year-over-year growth, while Hong Kong was down slightly. Due primarily to declines in Mainland China, the executive and active distributor counts in the region decreased 25 percent and 14 percent, respectively.

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Nu Skin Enterprises
May 3, 2006

North America. Revenue in North America increased 6 percent to $38.1 million during the first quarter compared to prior-year results. In the United States, revenue climbed 6 percent. The executive and active distributor counts in the region increased 17 percent and 4 percent, respectively, compared to prior-year results.

South Asia/Pacific. First-quarter revenue in the South Asia/Pacific region was even with the prior year at $20.6 million. The executive count for the region was down 7 percent. The active distributor count in the region increased 7 percent compared to prior-year results.

Other Markets. Revenue from the company’s other markets was up 14 percent to $14.5 million during the first quarter. Europe improved 9 percent, while Latin America posted a 25 percent revenue gain over the prior-year period. The executive and active distributor counts in the region increased 14 percent and 12 percent, respectively.

Operational Performance

The company’s gross margin was 82.3 in the first quarter, a decline of 50 basis points compared to prior-year results. This decline was due primarily to a stronger U.S. dollar. Selling expenses, as a percent of revenue, were 42.3 percent which is a decrease of 50 basis points compared to the prior year. This improvement was caused by the revenue decline in Mainland China and compensation plan changes in Japan during the first quarter of last year.

General and administrative expenses, as a percent of revenue, were 33.9 percent compared to 30.1 percent for the prior year. The increase resulted from an overall decline in revenue, a $5 million Japanese convention expense and $1.9 million of stock-option compensation expenses, none of which occurred in the prior-year period.

During the quarter, the company posted a $1.1 million loss in other income. The company’s cash position at the end of the quarter was $145.6 million and the company paid $7.0 million in dividends.

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Nu Skin Enterprises
May 3, 2006

Outlook

“Japan, Mainland China and the United States remain our key geographic priorities,” Hunt said. “In Japan, we are aggressively taking steps to stabilize the market. We believe that the recent compensation plan enhancements, the roll-out of S2 Scanners and the planned launch of our g3 nutrition drink in June will address the most immediate issues in Japan. In addition, we are initiating our first-ever brand building campaign that includes advertising through traditional media, as well as upgrading our physical facilities.

“In China, our singular priority is to secure a direct selling license. In the meantime, we continue to expand both our personal care and nutrition product lines and invest in the development of our infrastructure and employee base. We are also preparing to host about 10,000 sales leaders in Hong Kong at next week’s Greater China convention. We expect about half of the audience to come from Mainland China.

“The United States continues to show positive growth as new sales tools are being used effectively by the distributor force. We will continue to fuel this momentum by leveraging the S2 Scanner and the upcoming Nu Skin ProDerm Skin Analyzer—two proprietary sales tools that can demonstrate to consumers the benefits of our nutrition and skin care products,” Hunt concluded.

“Greater than anticipated softness in Japan and uncertainty on the timeline for licensing in China pushes us to a conservative forecast for the remainder of the year,” said Ritch Wood, chief financial officer. “Assuming a yen rate of 116 to the dollar, we project second-quarter revenue of $270 to $277 million and earnings of $0.17 to $0.20 per share. We expect 2006 revenue to be in the $1.08 to $1.11 billion range with earnings per share of $0.41 to $0.51, or $0.73 to $0.83 excluding $0.32 in non-recurring charges. From an earnings perspective, our business transformation will generate significant annual savings. However, investments will be required in Japan, in particular, to affect a turnaround in that market, consequently, our earnings per share range is larger than usual.”

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Nu Skin Enterprises
May 3, 2006

Management’s overview of the first quarter will be available today, Wednesday, May 3, beginning at 11 a.m. (EDT) on the Investor portion of the company’s Web site at www.nuskinenterprises.com. A replay of management’s overview will be available on the company’s Web site through May 19, 2006.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in more than 40 markets throughout Asia, the Americas and Europe. The company markets premium quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) our expectations regarding the positive impact of certain strategic and operational initiatives and of potential direct selling in China; and (ii) financial projections for the second quarter and year of 2006. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as negative market conditions, material decreases in executive-level and active distributors, or the company’s failure to execute effective initiatives in these markets; (b) risks that our reported financial results could be adversely impacted by any weakening of foreign currencies against the U.S. dollar, particularly any further weakening of the Japanese yen; (c) regulatory risks associated with the Scanner, which could inhibit the company’s use of the Scanner in a market if it is determined to be a medical device in any market or if regulatory scrutiny dampens enthusiasm or the ability of the company or its distributors to effectively utilize the Scanner; (d) technical and regulatory challenges to the planned introduction of the Nu Skin® ProDerm™ Skin Analyzer, including difficulties or delays in finalizing the design specifications, as well as regulatory uncertainties, particularly in Japan where there is a risk that regulatory authorities may impose limitations on the use of this tool and on claims that may be made in connection with its use; (e) continued regulatory scrutiny in Mainland China, which has from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities

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May 3, 2006

in stores and the imposition of fines; (f) risks that the recently adopted direct selling regulations in China are interpreted or enforced by governmental authorities in a manner that negatively impacts the company’s current or planned business model there, or that there are further delays in obtaining or that the company is unable to obtain a direct selling license under these regulations; (g) any failure of current or planned initiatives or products, including, among others, the introduction of the second-generation Scanner, the Nu Skin® ProDerm™ Skin Analyzer, and g3 juice, as well as the commencement of operations in new markets, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (h) any failure of the implementation of current business transformation initiatives to drive growth and maintain profitability; (i) any inability of the company to obtain necessary product registrations for its nutritional and personal care products in a timely manner; (j) adverse publicity related to the company’s business, products or industry; (k) adverse results of tax audits and challenges by foreign tax authorities with respect to the amount of income tax, customs, duties and other amounts owed by the company; and (l) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A filed on March 17, 2006. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

(Financial Tables to Follow)

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Nu Skin Enterprises
May 3, 2006

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Loss)
For the First Quarters Ended March 31, 2006 and 2005
(in thousands, except per share amounts)

	2006	2005
Revenue:
North Asia	$ 140,614	$ 160,829
Greater China	51,952	59,127
North America	38,060	35,992
South Asia/Pacific	20,647	20,635
Other Markets	14,507	12,768
Total revenue	265,780	289,351

Cost of sales	46,994	49,664
Gross profit	218,786	239,687

Operating expenses:
Selling expenses	112,298	123,743
General and administrative expenses	90,003	87,183
Impairment of assets and other	24,840	—
Restructuring and other charges	11,115	—
Total operating expenses	238,256	210,926

Operating income (loss)	(19,470)	28,761

Other income (expense), net	(1,054)	(655)
Income (loss) before provision for income taxes	(20,524)	28,106
Provision for income taxes	(7,696)	10,399

Net income (loss)	$ (12,828)	$ 17,707

Net income (loss) per share:
Basic	$ (0.18)	$ 0.25
Diluted	$ (0.18)	$ 0.25

Weighted average number of shares outstanding:
Basic	70,131	69,747
Diluted	70,131	71,353

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Nu Skin Enterprises
May 3, 2006

NU SKIN ENTERPRISES, INC.
Reconciliation of GAAP Net Income (Loss) and Earnings (Loss) Per Share to
Net Income and Earnings Per Share Excluding Non-Recurring Charges
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005

GAAP net income (loss) as reported	$ (12,828)	$ 17,707
Non-recurring charges
Charges related to impairment of assets and other	24,840	—
Charges related to headcount reductions and other
restructuring charges	11,115	—
Tax effects on adjustments	(13,483)	—
Total non-recurring charges, net of tax effects	22,472	—

Net income excluding non-recurring charges	$ 9,644	$ 17,707

Diluted income per share excluding non-recurring charges	$ 0.14	$ 0.25

NU SKIN ENTERPRISES, INC.
Reconciliation of GAAP Operating Income (Loss) to Operating Income
Excluding Non-Recurring Charges
(in thousands)

	Three Months Ended March 31,
	2006	2005

GAAP operating income (loss) as reported	$ (19,470)	$ 28,761
Non-recurring charges
Charges related to impairment of assets and other	24,840	—
Charges related to headcount reductions and other
restructuring charges	11,115	—
Total non-recurring charges	35,955	—

Operating income excluding non-recurring charges	$ 16,485	$ 28,761

GAAP operating margin (GAAP operating income (loss)/revenue)	(7.33%)	9.94%

Operating margin excluding non-recurring charges (operating
income excluding non-recurring charges/revenue)	6.20%	9.94%

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May 3, 2006

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$ 129,773	$ 155,409
Current investments	15,825	—
Accounts receivable	16,511	16,683
Inventories, net	99,746	99,399
Prepaid expenses and other	33,633	36,663
	295,488	308,154

Property and equipment, net	67,754	84,053
Goodwill	112,446	112,446
Other intangible assets, net	93,653	91,137
Other assets	84,986	83,076
Total assets	$ 654,327	$ 678,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 27,401	$ 20,276
Accrued expenses	97,501	112,023
Current portion of long-term debt	26,779	26,757
	151,681	159,056

Long-term debt	123,620	123,483
Other liabilities	41,692	41,699
Total liabilities	316,993	324,238

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	183,210	180,839
Treasury stock, at cost	(283,950)	(284,138)
Accumulated other comprehensive loss	(67,451)	(67,197)
Retained earnings	506,690	526,537
Deferred compensation	(1,256)	(1,504)
	337,334	354,628
Total liabilities and stockholders' equity	$ 654,327	$ 678,866

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Nu Skin Enterprises
May 3, 2006

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of March 31, 2006		As of March 31, 2005		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive

North Asia	321,000	15,851	337,000	16,444	(4.7%)	(3.6%)
Greater China	177,000	6,900	205,000	9,150	(13.7%)	(24.6%)
North America	139,000	3,799	134,000	3,252	3.7%	16.8%
South Asia/Pacific	77,000	1,951	72,000	2,098	6.9%	(7.0%)
Other Markets	55,000	1,692	49,000	1,489	12.2%	13.6%

Total	769,000	30,193	797,000	32,433	(3.5%)	(6.9%)

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

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